UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2011

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2011, Panera Bread Company (the “Company”) and Cedric J. Vanzura, Executive Vice President and Co-Chief Operating Officer of the Company, mutually agreed to end Mr. Vanzura's service with the Company, effective December 1, 2011 (the “Separation Date”).

In connection with the foregoing, Panera, LLC, a wholly owned subsidiary of the Company, and Mr. Vanzura have agreed to enter into a Transition Services and Release Agreement (the “Agreement”). Under the Agreement, in consideration for his continued service through the Separation Date and his agreement to a general release and certain other standard terms and conditions, Panera, LLC will provide Mr. Vanzura with the following separation pay and benefits: (i) twenty-six (26) bi-weekly payments of $15,846.15, beginning on the Separation Date, (ii) a lump sum payment of $625,000 (less applicable taxes and withholdings), and (iii) certain other benefits relating to continued health insurance benefits for a period of up to twelve (12) months. Further, under the Agreement, Mr. Vanzura agrees to certain restrictive covenants regarding non-competition and non-solicitation for the period of seventy-eight (78) weeks beginning on the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: October 14, 2011	By:	/s/ Jeffrey W. Kip
	Name:	Jeffrey W. Kip
	Title:	Executive Vice President,
Chief Financial Officer